                                                                   EXHIBIT 10.41

                  CONVENIENCE STORE AND RESTAURANT SUB-LEASE


     1) PARTIES: This Convenience Store and Restaurant Sub-Lease (the "Lease") dated effective the ________________ day of _______________, 199__, is
entered into by and between RVC Operations, L.L.C. (hereinafter "Lessee") and RIVER PORT TRUCK STOP, L.L.C. (hereinafter "Lessor") both entities represented by their duly authorized officers pursuant to resolutions, which are attached hereto and made a part hereof who agree that in consideration of the rental stated herein and their mutual covenants, Lessor hereby sub-leases to Lessee and Lessee hereby leases from Lessor, on the terms and conditions herein, the following described premises (hereinafter "the Property"):

a) A tract of land containing 5.65 acres situated in West Baton Rouge Parish, Louisiana in Section 93, Township 7 South, Range 12 East and which said tract is described as:

     . Commencing at a point which is the most northerly point of the property herein described and which said point is marked by a half inch iron pipe and has coordinates (Louisiana Plane Coordinate System (South Zone ) of X- 2, 027, 809.477 and Y -647, 046.059;
     .    Thence run South 61 35' 56" East a distance of 98.97 feet to a point;
     .    Thence run South 32" 33' 47" East a distance of 194.43 feet to a point;
     .    Thence run South 09 22' 26" East a distance of 164.00 feet to a point;
     .    Thence run South 61 53' 52" East a distance of 151.21 feet to a point;
     . Thence run South 09 21' 45" East a distance of 180.00 feet to a point, which is the most easterly point of the property herein conveyed;
     .    Thence run South 89 49' 49" West a distance of 261.93 feet to a point;
     .    Thence run South 00 10' 11" East a distance of 42.31 feet to a point;
     .    Thence run South 89 49' 49" West a distance of 300.00 feet to a point;
     .    Thence run North 00 10' 11" West a distance of 399.66 feet to a point;
     . Thence run North 34 22' 35" East a distance of 322.15 feet to the point of commencement.
     . All as is more fully shown on a plan of survey prepared by Edward E. Evans & Associates, Inc., and dated January 5, 1973, revised February 28, 1973, a copy of which is annexed hereto and made a part hereof, further revised April 5, 1973.
     . Being a portion of the same property acquired by Vendor from Port Properties, Inc. (In Liquidation) by instrument dated August 1, 1969, registered in Conveyance Book No. 108, Entry No. 174 of the records of West Baton Rouge Parish, Louisiana.

     and

b) A tract of land containing 2.23 acres of land in Section 93, Township 7 South, Range 12 East and which said tract is described as:

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     .    Commencing at a point marked by a half inch iron pipe and which said point is the Southwest corner of the property herein described;
     .    Thence run North 8949' 49" East a distance of 300 feet to a point;
     .    Thence run North 0010' 11" West a distance of 323.80 feet to a point;
     .    Thence run South 8949' 49" West a distance of 300 feet to a point;
     . Thence run South 0010' 11" East a distance of 323.80 feet to the point of commencement;
     . All as is more fully shown on a plan of survey prepared by Edward E. Evans & Associates, Inc., and dated January 5, 1973, revised February 28, & April 5, 1973, a copy of which is annexed hereto;
     . Being a portion of the same property acquired by Vendor and Port Properties, Inc. (In Liquidation) by instrument dated August 1, 1969, registered in Conveyance Book No. 108, Entry No. 174 of the records of West Baton Rouge Parish, Louisiana.



     2)   TERM:   The initial Lease term is for FIFTEEN (15) YEARS, effective
____________________________________ (the "Effective Date") and terminating on
____________________. Notwithstanding the Effective Date, this Lease shall not become effective until Lessee receives a "CLASS A-GENERAL RETAIL PERMIT" and a "CLASS A- RESTAURANT PERMIT", as defined in Part II of Chapter 2 of Title 26 of the Louisiana Revised Statutes of 1950 (the "Act"); and any and all federal, state, parish or city licenses and permits necessary to operate a "QUALIFIED TRUCK STOP FACILITY", as defined in the Act. An "Option to Renew" this Lease is also provided herein for an additional FIFTEEN (15) YEARS based on the same terms and conditions provided for during the initial term with the starting Base Monthly Installments 6% above the amount paid during the 15th year.

3)   RENTAL:   Lessee agrees to pay Lessor, without deduction, off-set, prior notice, or demand, rent in the form of Base Monthly Installments and Override Percentage Rent, as such terms are defined below:

Base Monthly Installments during the term hereof are payable on the first day of each month in advance. The Base Monthly Installments shall commence on the first day of the seventh month after the Effective Date (the "Rental Commencement Date") and shall be in the amounts set forth in the following table for each year of the Lease term, plus a Consumer Price Index (CPI) adjustment, which will be applied at three year intervals, based on the difference between the CPI for Port Allen, Louisiana at the Rental Commencement Date and the CPI for Port Allen on each such anniversary of the Rental Commencement Date (except that Base Monthly Installments shall never be reduced as a result of the CPI Adjustment.

                                   BASE RENT
                                   ---------

                YEAR           ANNUAL AMOUNT      CPI ESTIMATED
                -----------------------------------------------

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                 1                 42,000
                 2                 84,000
                 3                 84,000
                 4                 96,000                  1.05
                 5                 96,000
                 6                 96,000
                 7                100,800                  1.05
                 8                100,800
                 9                100,800
                 10               105,840                  1.05
                 11               105,840
                 12               105,840
                 13               111,132                  1.05
                 14               111,132
                 15               111,132

The first Base Monthly Installment of rent shall be due and payable on the Rental Commencement Date during the demised term, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term.

Override Percentage Rent (herein so called) is also payable during the demised term in the amount determined by the formula illustrated below for the following categories: (A) an Override Based on Convenience Store and Restaurant Sales for each twelve month period of the Lease, which shall mean the gross receipts from sales at or from the convenience store and restaurant; and (B) an Override based on Gross Sales from Fuel, Convenience Store and Restaurant Sales in excess of $5 million for each twelve month period of the Lease, which shall mean the gross receipts from sales at or from the fuel pumps, convenience store and restaurant. It is the intention of the parties that the sales described above in (A) and (B) are mutually exclusive in that the sales are not calculated twice.



                    (A) OVERRIDE ON C-STORE/RESTAURANT SALES
                    ----------------------------------------

 INCREMENTAL        CUMM.           %        EST.$    EST. CUMM.
    SALES           SALES       OVERRIDE   OVERRIDE   $ OVERRIDE
--------------    ----------    --------   --------   ----------
Up to $750,000    $  750,000         -     $     -    $      -
Next   150,000       900,000      0.50%        750         750
Next   150,000     1,050,000      1.00%      1,500       2,250
Next   150,000     1,200,000      1.50%      2,250       4,500
Next   150,000     1,350,000      2.00%      3,000       7,500
Next   150,000     1,500,000      3.00%      4,500      12,000
Next   150,000     1,650,000      4.00%      6,000      18,000

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Next   150,000     1,800,000      5.00%      7,500      25,500
Max    150,000     1,950,000      6.00%      9,000      34,500

                            (B) GROSS C-STORE SALES
                            -----------------------

   DIESEL        GASOLINE   C-STORE &         TOTAL     1.50% OVER
   SALES          SALES     REST SALES    RETAIL SALES  $5,000,000
-----------    -----------  -----------   ------------  ----------

$ 1,605,000    $   840,000  $   750,000   $ 3,195,000  $        -
  1,926,000      1,008,000      900,000     3,834,000           -
  2,247,000      1,176,000    1,050,000     4,473,000           -
  2,568,000      1,344,000    1,200,000     5,112,000       1,680
  2,889,000      1,512,000    1,350,000     5,751,000      11,265
  3,210,000      1,680,000    1,500,000     6,390,000      20,850
  3,531,000      1,848,000    1,650,000     7,029,000      30,435
  3,852,000      2,016,000    1,800,000     7,668,000      40,020
  3,852,000      2,016,000    1,800,000     7,668,000      40,020
  3,852,000      2,016,000    1,800,000     7,668,000      40,020
  3,852,000      2,016,000    1,800,000     7,668,000      40,020
  3,852,000      2,016,000    1,800,000     7,668,000      40,020
  3,852,000      2,016,000    1,800,000     7,668,000      40,020
  3,852,000      2,016,000    1,800,000     7,668,000      40,020
  3,852,000      2,016,000    1,800,000     7,668,000      40,020
-----------------------------------------------------------------

$48,792,000    $25,536,000  $22,800,000   $97,128,000  $  384,390


All Override Percentage Rent will be due ten (10) days after the end of each calendar month payable after the first month of operation, and will be subject to audit by the Lessor or its agents, who shall have the right, on demand, to review Lessee's state sales tax returns, all cash register data, including computer files, tapes and receipts, all bank deposits and all records pertaining to verification of pricing of goods available for sale relative to the cost of goods sold, to ensure the accurate recording of all sales for cash, credit card and accounts receivable transactions.

All amounts due Lessor hereunder are payable to the order of RIVER PORT TRUCK STOP, L.L.C. and shall be delivered to Lessor or its agent at 13150 COIT ROAD, DALLAS, TEXAS, 75240, or as Lessor or its successors or assigns may hereafter from time to time designate in writing pursuant to the Notice clause set forth herein.

     4)   SECURITY DEPOSIT:   On the Effective Date, there shall be due and
payable by Lessee a security deposit in an amount of SEVEN THOUSAND-FIVE HUNDRED DOLLARS ($7,500) to be held for the performance by Lessee of Lessee's covenants and obligations under this Lease. It is understood that the deposit shall not be considered an advance payment of rental or a

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measure of Lessor's damage in case of default by Lessee or breach by Lessee of
Lessee's covenants under this Lease. Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any event of default or breach of covenant of Lessee, and any remaining balance of the security deposit shall be returned by Lessor to Lessee upon termination of this Lease.

     5) DELIVERY OF PREMISES: Lessee hereby agrees to accept the premises in its existing condition, except for liability for environmental contamination pre-existing the Effective Date hereof and except for remedial costs to clean-up any pre-existing environmental contamination. With the environmental exception above, Lessee assumes responsibility for the condition of the leased premises thereafter the Effective Date. Any additional improvements or alterations desired by Lessee thereafter shall be at Lessee's cost, with Lessor's prior written approval, except as hereinafter provided.

     6) TAXES: In addition to the rental provided above, Lessee shall pay each month, in a Common Area Maintenance (CAM) sur-charge (the "CAM Charge"), which represents an allocated portion of the real estate taxes and assessments, general and special, levied or imposed, with respect to said land and buildings, including any additions to the Property, which for the purposes hereof shall be deemed to include related parking facilities and all the improvements to said building, as estimated by Lessor. In the month of December of each year, Lessor shall furnish Lessee with a statement providing the amount of taxes levied against the land, building and improvements, and Lessee's share of said tax, and the amount of the tax paid by Lessee during the prior year. Lessor's statement shall include a copy of the tax bills for the year and a check or bill for any over or under payment for said taxes.

In addition to all other payments required to be paid by Lessee to Lessor, Lessee shall pay in the same manner as set forth in the preceding paragraph all rental, sales and use taxes, if any, levied or imposed with respect to the leased premises or this Lease and all other taxes, charges, assessments and governmental impositions, extraordinary or otherwise, of every nature and kind, which may, during the lease term, be assessed, levied, or imposed, upon the leased premises, or any part thereof, or any improvements thereon, or the leasing thereof. However, nothing herein shall be construed to require Lessee to pay inheritance, estate, or income tax imposed upon Lessor.

     7) KIND OF BUSINESS: Lessee shall occupy the Property throughout the full term of the Lease, and the principal business to be conducted includes the operation of a convenience store and restaurant as required by State Gaming Regulations to enable Lessor to operate a video poker casino with the maximum number of video poker gaming devices permitted by law (which is currently 50 devices and/or such other gaming devices as may subsequently be allowed by law). In addition to the hold harmless and indemnity in Article 19(E), Lessee agrees to comply with, hold harmless, indemnify and defend Lessor from any violations of all laws, regulations, or ordinances relative to Lessee's use of the premises. Lessee will fully comply with all laws and regulations applicable to Lessee's use and operation of the Premises, including, but not limited to, Video Draw Poker Devices Statute (La. R.S. 33:4862.6 (A) (4) (a)) pertaining to the requirements of a

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"QUALIFIED TRUCK STOP FACILITY" ( Attachment "B"). Lessee will maintain qualified retailer status for TEXACO products during the full term of this Lease.

     8) ALTERATIONS: All alterations, replacements and improvements made upon the Property during the Lease, including lighting, electrical wiring, office partitions, all heating and air conditioning, shall be done only with the prior express written consent of Lessor and shall become the sole and exclusive property of lessor upon the expiration of this Lease. However, all movable trade fixtures, machinery and equipment installed by Lessee shall remain the property of Lessee and be removed by Lessee, at its expense, at the expiration of the Lease, provided the Lease is not then in default. The Property shall be returned to Lessor by Lessee in the condition it existed as of the Effective Date, reasonable and ordinary wear and tear excepted. In the event Lessee fails to timely remove fixtures, machinery or equipment installed by it, as required under this Section 8, Lessor may at its option and at Lessee's expense demolish, remove and dispose of all such items or may retain it as the property of Lessor without reimbursement to Lessee. Lessee undertakes that no lien, privilege, or claim of any kind shall rest against the Property from any repairs, alterations, additions or improvements, or from the construction of any building or buildings; and agrees to furnish, at its own cost, to Lessor, upon Lessor's request therefor, the bond of a responsible surety company, qualified to do business in the State of Louisiana, and reasonably acceptable to Lessor, conditioned to hold Lessor and the Property harmless against any such lien, privilege, or claim, said bond to be for an amount equal to the estimated cost of such construction, restoration, alterations, additions or improvements. No consent of Lessor for Lessee to make improvements or repairs to the Property premises shall be deemed to permit Lessor's interest to become subject to labor or material liens.

     9) DELIVERY AT EXPIRATION OF LEASE: At expiration of this Lease, Lessee shall redeliver to Lessor the premises in good order and condition clear of all goods and broom cleaned and shall make good all damages to the premises, usual wear and tear damage by the elements excepted, and shall remain liable for holdover rent until the Property with keys shall be returned in such order to Lessor. No demand or notice of such delivery shall be necessary, Lessee expressly waiving all notices and legal delays.

     10) LIEN FOR PAYMENT OF RENTAL: Lessor shall have the rights provided for protection of interests under Louisiana law, and in addition shall have a possessory lien on all goods located upon the premises for payment of all rental and other sums due by Lessee to Lessor by reason of this lease.

     11) ASSIGNMENT AND SUBLETTING: This Lease may not be assigned, and the Property may not be sublet by Lessee, partially or fully, without prior written consent of Lessor which consent may be withheld in its sole discretion. In the event of permitted assignment or subletting, Lessee acknowledges that it shall remain fully responsible for compliance with all terms of the Lease. Any persons or entity occupying any part of the Property shall, by the act of subletting formally or informally, be deemed to have assumed all obligations of Lessee, whether or not Lessor knew of, or approved of, or disapproved of such subletting. Lessor may assign all or any portion of this Lease without the consent of Lessee.

     12) INSOLVENCY, ETC. AS DEFAULT: In the event of Lessee's bankruptcy, receivership, insolvency, attachment by law of its contents, or assignment for the benefit of creditors, or Lessee's failure to maintain a going business on the Property, Lessor may upon written notice to Lessee, declare a default in, and immediately terminate, this Lease.

     13) DEFAULT BY LESSEE: Should Lessee fail to pay Base Monthly Installments, Override Percentage Rent, CAM Charge or any other amounts due hereunder on the day when such amounts shall become due and payable, and shall continue in default for a period of ten (10) days after written notice thereof by Lessor, or should Lessee fail to comply with other obligations of this Lease, within thirty (30) days from the mailing by Lessor of notice demanding same, Lessor shall have the right, at Lessor's option to accelerate all rentals due for the unexpired remaining term of this Lease and declare same immediately due and payable; and/or to sue for the rents in intervals or as the same accrues. The foregoing provisions are without prejudice to any remedy which might otherwise be available under Louisiana law for arrears of rent or breaches of contract, or to any lien to which Lessor may be entitled.

If Lessee has taken steps to cure any default not curable in twenty (20) days, such additional reasonable time as is necessary in Lessor's sole discretion to cure such default shall be granted to Lessee.

Should Lessor terminate this lease as provided in this article, Lessor may re-enter said Leased premises and remove all persons and personal property without legal process, and all claims for damages by reason of such re-entry are hereby expressly waived by Lessee.

Lessor's failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessor's rights, Lessor hereby expressly reserving the right to always enforce prompt payment of rent, or to cancel this Lease regardless of any indulgences or extensions previously granted.

In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any amounts due or to become due hereunder, or recovery of the possession of the Property in the hands of an attorney, or files suit upon same, Lessee agrees to pay Lessor's reasonable attorney's fees, and the other costs and expenses of Lessor incurred to enforce this Lease.

     14) RIGHT TO SHOW SIGN: Lessor reserves the right to post on the premises signs "For Sale", "For Lease" or "For Rent" during the 120 days preceding the expiration of this Lease. Sub-Lessee must allow parties who have been previously authorized by Lessor to visit the Property in view of buying during 120 days prior to expiration, from 9 A.M. to 5 P.M.

     15) RIGHT OF ENTRY: Lessor may enter the premises at reasonable times to inspect the same, to make repairs and alterations, or to run pipe or electric wire, as Lessor may deem necessary and appropriate provided Lessor shall not inconvenience Lessee's business.

     16) SIGNS: Unless otherwise agreed herein, Lessee shall not place signs on the Property without Lessor's prior written approval and such approval shall not be unreasonably withheld. Upon termination of this Lease, Lessee shall remove signs, advertisements or notices painted on or affixed to the Property and restore the place it occupied to as similar a condition as reasonably practical in which it existed as of the Effective Date of this Lease. Upon Lessee's failure to do so, Lessor may do so at Lessee's expense.

     17) CONDITION AND UPKEEP OF PREMISES: Lessee will at Lessee's sole expense operate in accordance with standards specified by TEXACO , Inc. and Lessor and keep and maintain in good repair the entire Property and any additions constructed thereon, including without limitation the loading and parking areas exclusively used by Lessee, as well as interior walls, floors, ceiling, ducts, utilities, air conditioning, heating, lighting and plumbing.
In addition to the amounts provided above, Lessee shall pay each month, included in the CAM Charge a pro-rata share of Lessor's expenses for general maintenance of general and truck parking lots, grounds and landscape areas of the Property (including the video poker casino premises), as provided for below under Section
31. Cost elements include exterior maintenance costs, exterior utility costs, outside security services, insurance premiums and real estate taxes and assessments. Lessor shall be responsible to maintain the roof, foundations, and outside walls (not including doors and floors), and Lessee shall be responsible for all other areas of the Property. Where contractors' or manufacturers' warranties are applicable and Lessee advises Lessor in writing of the need for such repair, Lessor, at its option, will enforce such warranties for Lessee's benefit or assign such warranties to Lessee for Lessee to enforce. However, Lessor shall not be obliged to make any repair unless it shall be notified in writing by Lessee of the need of such repair and shall have had a reasonable period of time to make such repair, and shall not be liable to make any repair occasioned by Lessee's acts within the premises. Lessor shall not be liable for any damage or loss in consequence of defects in the Property causing leaks, stoppage of water, sewer or drains of any other defects about the building and premises, unless it shall have failed to repair defects for which it is responsible within a reasonable time following written demand of Lessee. Lessor shall not be liable for any loss or damage to persons or property caused directly or indirectly by loss of electrical power. However, Lessor will use reasonable efforts to timely restore electrical power.

It is also specifically acknowledged that safety and replacement of the plate glass is Lessee's responsibility, as well as keeping pipes from freezing in the winter.

Lessee shall immediately repair any damages caused by Lessee that threaten or weaken the structure or detract from the appearance of the Property. Lessee shall maintain neatness and cleanliness. If Lessee does not correct the damages and/or clean the Property within twenty (20) days of written notification by Lessor, Lessor may proceed with repairs and/or clean-up at Lessee's expense.

Lessee agrees not to store merchandise or leave trash outside the Property. Trash shall be kept in containers. Should Lessee be in default in the requirements of this provision, Lessor may, after written notice to Lessee, remedy such default at Lessee's expense, and such expense shall be treated as additional rental due under this Lease by Lessee.

     18) FIRE AND CASUALTY CLAUSE: In case the Property shall be so damaged by fire or other cause as to be rendered untenable and necessary repairs cannot be made within 180 days, this Lease may, at the option of Lessor, terminate as of the time the premises were rendered untenable. However, if the damage is such that repairs can be completed within 180 days and Lessor shall have received insurance proceeds in an amount equal to the cost of such repairs, Lessor shall make such repairs promptly, and allow Lessee an abatement in rent for such time as the Property remains untenable. If the loss occurs in the last 18 months of the original term or extension thereof, either party may terminate this Lease effective the date of the casualty by giving the other party written notice of such election within 30 days of the loss. In the event of partial loss, the rent shall be abated by the proportion of the Property rendered unfit for use.

     19)  INSURANCE AND INDEMNITY:

A. Liability and Property Damage: Lessee shall at all times during the full term of this Lease and during the full term of any holdovers or other rental agreements carry and maintain at its own cost and expense, General Public Liability Insurance against claims for personal injury or death and property damage occurring on the leased premises, such insurance to afford protection to both Lessor and Lessee, including coverage for the contractual liability of Lessee to Lessor assumed hereunder, and is to be maintained in reasonable amounts, having regard to the circumstances, and the usual practice at the time of prudent owners and lessees of comparable facilities in the local area, but in no event in amounts less than Two Million Dollars ($2,000,000) with respect to bodily injury or death to any person, Two Million Dollars ($2,000,000) with respect to any one accident, and for property damage not less than Two Million Dollars ($2,000,000). Lessor must also be named as an "additional insured" on each policy. Lessee shall deliver to Lessor evidence of such insurance and all renewals thereof.

B.   Fire and Extended Coverage:    Lessor shall, at all times during the term
of this Lease, keep all improvements (other than those removable installations, which by the terms of this Lease Lessee would be permitted to remove at expiration of this Lease) in and on the demised premises insured to the full replacement value thereof against loss by fire and extended coverage (including loss of rent insurance) and maintain such insurance at all times as specified herein.

Lessee shall pay each month, included in the CAM Charge, a pro-rata share of Lessor's insurance premium attributable to the full insurance value of the improvements covered by this Lease. Lessee shall be responsible for maintaining its own insurance on its property and hereby agrees that Lessor shall have no liability for any damage to Lessee's property, unless such damage was a result of the gross negligence or willful misconduct of Lessor.

C. Placement of Insurance: All of the aforementioned policies of insurance shall be written and maintained in responsible "A Rated"insurance companies duly authorized and licensed to do business in and to issue policies in the State of Louisiana. The policies providing for the protection required in subparagraph A hereof may remain in the possession of Lessee, provided, however, that Lessee furnish satisfactory evidence to Lessor or the Lessor's mortgagee that such policy or policies fulfill the requirements of subparagraph A.

D. Voiding Insurance: Lessee will not permit the Property to be used for any purpose which would render the insurance thereon void.

E. Indemnity: Lessee shall indemnify, save harmless and defend Lessor from and against liability, penalties, expenses, causes of action, suits, claims or judgments for death, injury, or damages to persons or property during the term of this Lease arising out of the use, occupation, management or control of the Property by Lessee, or any act of its agents, employees, licensees or invitees, unless such death, damage, injury, claim, loss, demand, penalty or the like is the result of or attributable to the gross negligence or willful misconduct of Lessor or its agents or employees. Lessee shall and will, at its own expense, defend any and all suits, demands, or any of the above mentioned claims arising out of the use, occupation, management or control of the Property by Lessee, that may be brought against Lessor, or any of them, or in which Lessor, or any of them, may be impleaded with others, upon any such above mentioned claim or claims, and shall and will satisfy, pay and discharge any and all judgments that may be recovered against Lessor, or any of them, in any such actions in which Lessor, or any of them, may be a party defendant. Lessee's payment of defense costs shall include payment of attorney fees, consultants' fees, court costs, administrative costs and expenses.

     20) UTILITIES: All utilities on the Leased premises must be separately metered, and such shall be paid by Lessee, including the cost of heat, water, electric current, gas, garbage pickup, sewer and special fees arising out of the use, occupation, management or control of the Property by Lessee. In addition, Lessee shall pay each month, included in the CAM Charge, a pro-rata share of Lessor's utility costs for maintaining the general and truck parking lots, grounds and landscape areas.

     21) ATTORNEY'S FEES AND EXPENSES: Except as elsewhere provided, in the event it becomes necessary for either party to employ an attorney to enforce collection of the rents, or to enforce compliance with any of the covenants and agreements herein contained, the unsuccessful litigant shall be liable for reasonable attorney's fees, costs and expenses incurred by the prevailing party.

     22) NOTICE: Any notice provided for herein must be in writing and will be deemed given when deposited by certified mail (regardless of when or if received by the addressee), or when actually delivered in person to the parties or the designated agents at the following addresses or at such other addresses as they may from time to time direct.

     Establishment Licensee:  RIVER PORT TRUCK STOP, L.L.C.
     ----------------------
                              940 South Lobdell/LA Highway 415 at I-10

                              Port Allen, LA 70767

          with a copies to:   Mr. Don I. Williams
                              River Port Truck Stop, Inc.
                              903 East Main Street
                              New Roads, LA

                                  and

                              North American Gaming & Entertainment Corporation c/o Ted C. Parker, Jr.
                              13150 Coit Road
                              Dallas, Texas, 75240

          Operator:           RVC Operations, L.L.C.
          --------
                              c/o Ronald Schexnaildre
                              940 South Lobdell/LA Highway 415 at I-10
                              Port Allen, LA 70767

          with a copy to:     Ronald Schexnaildre
                              24415 Sabastian Street
                              Plaquemine, LA 70764


     23) CONDEMNATION: If the Property is subjected to condemnation proceedings, the Lease shall terminate if all of the Property is taken or if the portion taken is, in Lessor's sole discretion, so extensive that the residue is inadequate for Lessee's purposes. If the taking be partial, Lessee's rentals shall be reduced in the proportion to that which the space taken bears to the space originally leased. The reduction in rentals shall begin from the time of the filing of the condemnation proceedings in a court of competent jurisdiction, and not from the time of judgment. Whether condemnation proceedings are filed in court or negotiated, Lessee may claim for itself compensation for moving expenses and for the taking of any removable installations which by the terms of the Lease, Lessee would be permitted to remove at the expiration of this Lease. All other compensation and awards shall be the sole property of Lessor.

     24) QUIET POSSESSION: Lessor agrees to warrant and defend Lessee in its quiet and peaceful possession of the premises so long as the Lease is not in default.

     25) LEASE HOLDOVER: Should Lessee remain on the premises after expiration of this Lease, such action shall creating a month-to-month lease with adjusted Base Monthly Installments six percent (6%) higher than that payable for the last month of the lease term, with the terms governing override percentages remaining the same.

     26) ENTIRETY OF UNDERSTANDING IN WRITTEN LEASE: It is agreed that the entire understanding between the parties is set out in the Lease and any addendums annexed, and that this supersedes and voids all prior proposals,
letters and agreements, oral or written.   The law of Louisiana where the
Property is situated, shall apply.

     27) WAIVER: Failure of Lessor to declare immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default, but Lessor shall have the right to declare any such default at any time; no waiver of any default shall alter Lessee's obligations under the lease with respect to any other existing or subsequent default.

     28) BINDING ON HEIRS, ETC.: All covenants and agreements enumerated herein shall be binding upon and inure to the benefit of both parties hereto and their respective legal representatives, heirs, successors and assigns throughout the life of this instrument.

     29) SUBROGATION: Neither Lessor nor Lessee shall be liable to the other for the loss arising out of damage to or destruction of the Property, or the building or improvements of which the leased premises are a part thereof, when such loss is caused by any of the perils which are or could be included within or are insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, are hereby waived. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by their respective agents, servants or employees. It is the intention and agreement of the parties that the rentals reserved by this Lease have been fixed in contemplation that each party shall fully provide its own insurance protection at its own expense (except as expressly provided herein), and that each party shall look to its respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Lease. Neither Lessor nor Lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured or additional named insured.

     30) SUBORDINATE TO MORTGAGE: At the option of Lessor's mortgagee, Lessee agrees to subordinate this Lease to any mortgage, deed of trust or incumbrance which the Lessor may have placed, or may hereafter place, on the Property. Lessee agrees to execute, on demand, any instrument which may be deemed necessary or desirable to render such mortgage, deed of trust or encumbrance, whenever made, superior and prior to this Lease.

     31) COMMON AREA MAINTENANCE:   Lessee agrees to pay a CAM Charge to the
Lessee in addition to the rental provided for above. Such CAM Charge shall be in the amounts set forth below and shall include an allocated portion of exterior maintenance costs, exterior utility costs, outside security services, insurance premiums and real estate taxes and assessments. Lessee shall use its best effort to maintain the common areas used in connection with the Property in a safe and clean condition. Lessor shall be responsible to maintain the roof, foundations, and outside walls (not including doors and floors). Common areas include, but are not be limited to, general and truck parking areas, access roads and facilities in or at the premises including driveways, loading areas, sidewalks, ramps, landscaped and planting areas, lighting facilities, signs and other areas and improvements for the general use, in common, or by Lessee, its officers, agents, employees and customers.

Lessee shall pay each month a pro-rata share, established at 25%, of Lessor's exterior maintenance costs on the general and truck parking lots and grounds, including paving, electrical fixtures and wiring, plumbing fixtures and lines, and landscape plant material and irrigation.

Lessee shall pay each month a pro-rata share, established at 25%, of Lessor's exterior utility costs on the general and truck parking lots and grounds, including paving, electrical fixtures and wiring, plumbing fixtures and lines, and landscape plant material and irrigation.

Lessee shall pay each month a pro-rata share, established at 25%, of Lessor's outside security services on the general and truck parking lots and grounds, access roads, facilities in or at the premises, including driveways, loading areas, sidewalks and ramps.

Lessee shall pay each month an allocated portion of Lessor's insurance premiums attributable to the full insurance value of the improvements covered by this Lease. This allocated portion will be defined by the ratio of specific Property improvements to the total insurance premium for the Property and Video Poker Complex.

Lessee shall pay each month an allocated portion of the real estate taxes and assessments, general and special, levied or imposed, with respect to said land and buildings, including any additions to the Property, which for the purposes hereof shall be deemed to include related parking facilities and all the improvements covered by this Lease. This allocated portion will be defined by the ratio of specific Property improvements to the total insurance premium for the Property and Video Poker Complex.

Lessee shall pay each month, an estimated one-twelfth (1/12) of said CAM Charge as estimated by Lessor.

In January of each year, Lessor shall furnish Lessee with a statement setting forth the amount of the actual expenses incurred in the prior year and the formula for determining the allocated CAM Charge for the current year. Such signed statement shall include a copy of the common area maintenance expenses for the past year and a check or bill for any over or under payment for said common maintenance charges.

Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such facilities and areas; to enhance security and safety, to change traffic access, provided the Property is adequately served by the new access; to restrict parking by Lessee, its officers, agents and employees to designated areas; and to do and perform such other acts as Lessor shall, in the use of its business judgment, determine to be advisable with a view to the improvement of the convenience and use thereof by Lessee, its officers, agents, employees and customers.

     32) LEASE RECORDATION: All parties agree not to record this Lease, but a memorandum of the Lease may be recorded.

     33) PERSONAL GUARANTEES: Ronald Schexnaildre (50%), Van Seneca (45%) and Chad Schexnaildre (5%), who collectively own 100% of the equity interests of Lessee (individually and collectively referred to herein as "Guarantor") hereby execute this Lease for the Purpose of signifying their guarantee of Lessee's obligations hereunder to the extent set forth in this Section 33. Each Guarantor hereby jointly and severally and irrevocably and unconditionally guarantees to Lessor and Lessor's successors and assigns the due and punctual payment of all Base Monthly Installments at any time due hereunder, by acceleration or otherwise (the "Guaranteed Amount"). Each Guarantor hereby also jointly and severally and irrevocably and unconditionally covenants and agrees that he is jointly and severally liable for the Guaranteed Amount as a primary obligor. Consequently, each Guarantor agrees that it shall not be necessary for Lessor (and each Guarantor hereby jointly and severally waives any right which such Guarantor may have to require Lessor), in order to enforce such payment by such Guarantor, first to (I) institute suit or exhaust its remedies against Lessee or others liable for the Guaranteed Amount, (ii) enforce Lessor's rights against any other guarantors of the Guaranteed Amount, (iii) join Lessee or any others liable for the Guaranteed Amount in any action seeking to enforce the guarantee of such Guarantor, or (iv) resort to any other means of obtaining payment of the Guaranteed Amount.

     34. GROSS DEFAULT: If Lessee defaults under that certain Fuel Service and Truck Stop Operating Agreement between Lessee and Lessor of even date herewith, Lessor may declare a default under this Lease and terminate this Lease or exercise such other rights as it may have hereunder or under applicable law for such default. In the event Lessor defaults under this agreement, Lessee may pursue all rights and remedies afforded under this agreement, and under the Fuel Service and Truck Stop Operating Agreement referred to above, and under any applicable laws or regulations.

     35. RIGHT OF FIRST REFUSAL TO PURCHASE THE PREMISES: Notwithstanding any provision of this Lease or that certain Fuel Service and Truck Stop Operating Agreement between Lessee and Lessor of even date herewith to the contrary, Lessor irrevocably assigns to Lessee any and all of Lessor's rights of first refusal to purchase the premises in accordance with Article XVI, Sections 16.1,
16.2 and 16.3 of that certain Lease Agreement between S.W. Day and T. Joe Callaway; and River Port Tuck Stop, Inc., dated January 17, 1997 and that certain Assignment and Assumption of Lease from River Port Truck Stop, Inc. to River Port Truck Stop, L.L.C. dated May 19, 1998 (collectively referred to as the "Base Lease"). It is the parties' intention that this right of first refusal to Lessee shall survive the terms and conditions of this Lease and that certain Fuel Service and Truck Stop Operating Agreement.

          This Lease is made and signed in multiple originals, with the Effective Date as defined above.



     IN WITNESS WHEREOF, Lessor hereby signs at _______________________________, Louisiana on this _______ day of ____________, 199_, after reading of the whole.

WITNESSES:                              LESSOR:

                                        RIVER PORT TRUCK STOP, L.L.C.

                                        By:
---------------------------                -----------------------------
                                           DON I. WILLIAMS

                                        Its: Authorized Signing Member
---------------------------                  -------------------------


     IN WITNESS WHEREOF, Lessee hereby signs at ____________________________, in the State of _____________________ on this _____ day of _________________, 199_, after due reading of the whole.


WITNESSES:                              LESSEE:

                                        RVC Operations, L.L.C.

                                        By:
---------------------------                -----------------------------
                                           RONALD SCHEXNAILDRE

                                        Its: Manager
---------------------------                  -------



                                 CERTIFICATION
                                 -------------

     The undersigned hereby certify that they are the duly elected and qualified manager of RVC Operations, L.L.C. and the duly authorized signing member of RIVER PORT TRUCK STOP, L.L.C., the entities executing this document, and as such have custody of the company minutes of the meeting of the members of the limited liability company, as applicable, duly called and constituted, a quorum being present, authorizing, directing and approving the above named manager and member to execute and deliver this agreement binding such entities to the obligations herein undertaken.

                                    RVC Operations, L.L.C. (Lessee)

                                    --------------------------------------
                                    Manager


                                    RIVER PORT TRUCK STOP, L.L.C. (Lessor)

                                    --------------------------------------